Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conference

Chicago, IL (August 1, 2012)-LKQ Corporation (NASDAQ: LKQ) today announced that members of its senior management will be presenting at the following investor conference:

BB&T’s Automotive Aftermarket Conference Intercontinental Barclay Hotel, New York, New York	August 15, 2012

Materials used during the presentation will be posted to the Company’s website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket, recycled, and refurbished collision replacement parts, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, Canada, Mexico and Central America. LKQ operates more than 460 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

Joseph P. Boutross

LKQ Corporation

Director, Investor Relations

(312) 621-2793

jpboutross@lkqcorp.com